EXHIBIT 2(a)

                 SHELL ACQUISITION AND STOCK PURCHASE AGREEMENT

     This SHELL ACQUISITION AND STOCK PURCHASE AGREEMENT dated as of March 3, 2000 (this "Agreement") is by and between MAS Acquisition XIX Corp., an Indiana corporation ("MAS XIX"), MAS Capital Inc., a shareholder of MAS XIX which is the beneficial owner of 8,250,000 of the issued and outstanding common stock (the "Shareholder") and MRC Legal Services Corporation ("Acquiring Shareholder").

     The respective Boards of Directors of MAS XLIX, the Shareholder and the Acquiring Shareholder deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that Acquiring Shareholder acquire securities of MAS XIX in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

     1.     Acquisition  of  Shares.  The Shareholder is the beneficial owner of
            -----------------------
8,250,000 shares of the issued and outstanding shares of common stock of MAS XIX consisting of approximately 96.8% of the issued and outstanding Shares. At the Closing, (i) the Shareholder shall deliver to the Acquiring Shareholder or assigns an aggregate of 8,250,000 shares (the '~MAS XIX Shares"), together with medallion guaranteed stock powers and any and all other documents required to transfer the MAS XIX Shares to the Acquiring Shareholder or assigns; (ii) the Acquiring Shareholder shall deliver by wire transfer to MAS Capital Inc. an aggregate of $80,000 in immediately available funds for delivery at closing to the Shareholders (the "Cash Proceeds"); (iii) the Acquiring Shareholder shall deliver by wire transfer to MAS Acquisition XIX Corp. an aggregate of$ 1,000 in immediately available funds for delivery to the remaining shareholders of MAS XIX upon completion of the Reverse Stock Split (defined below); (iv) the Acquiring Shareholder shall cause to be delivered to the Shareholder as a consulting fee an aggregate of 300,000 restricted shares and 100,000 free-trading shares of Pinnacle Business Management, Inc. ("PCBM"); and (v) the Acquiring Shareholder shall deliver $5,000 to Jim Stubler as a finders fee. On or before the Closing Date, the Board of Directors of MAS XIX and the Shareholder will deliver to Acquiring Shareholder (i) authorized minutes of their respective board of directors authorizing this transaction; and (ii) the corporate records of MAS XIX, including without limitation all stockholder records, board minutes, minute books and other records.

     2.     Reverse  Stock Split. Within seven calendar days of the Closing, the
            --------------------
Shareholder shall cause the directors of MAS XIX to complete a I share for 8,250 shares reverse stock split (the "Reverse Stock Split") of its common stock in accordance with Section 23-1-38-2(4) of the Indiana Corporation Code. The Shareholder shall pay $.00 1927 per share for all fractional shares of MAS XIX remaining in the Reverse Stock Split (an aggregate of $1,000 for all of the remaining shareholders of MAS XIX). Subsequent to the reverse stock split, MAS XIX will have one remaining shareholder with 1,000 shares outstanding. Immediately subsequent to the Reverse Stock Split, the Shareholder shall resign as an officer and director of MAS XIX in accordance with Section 7 hereto.

     3.     Closing.  The  Closing  shall  occur  upon  the  satisfaction of the
            -------
conditions set forth in this Agreement. The Closing Date shall occur on or before March 10,2000 (the 'Target Closing Date") unless the conditions set forth herein have not occurred.

     4.     Representations  of Shareholders.     The Shareholder represents and
            ------------------- -------------
warrants  as follows:

          (a) Ownership of Shares. As of the Closing Date the Shareholder will be sole owners of the MAS XIX Shares appearing of record in its name. The MAS XIX Shares will be free from claims, liens or other encumbrances and, they will have the unqualified and unrestricted right to transfer such MAS XIX Shares except as provided under applicable federal and state securities laws;

          (b) Fully paid and Nonassessable. The MAS XIX Shares constitute duly and validly issued shares of MAS XIX, and are fully paid and nonassessable, and they further represent that they have the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

          (c) Organization of MA S XIX; Authorization. MAS XIX is a corporation duly organized, validly existing and in good standing under the laws of Indiana with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of MAS XI1X and this Agreement constitutes a valid and binding obligation of MAS XIX; enforceable against it in accordance with its terms.

          (d) Capitalization. The authorized capital stock of MAS XIX consists of 80,000,000 shares of common stock, and 20,000,000 shares of preferred stock. As of the date of this Agreement, MAS XIX has 8,519,900 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. No shares have otherwise been issued or registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of MAS XIX are validly issued, ably paid and non-assessable and they are not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of MAS XIX obligating MAS XIX to issue any additional shares of common or preferred stock or any of its securities of any kind. MAS XIX will not issue any shares of capital stock from the date of this Agreement through the Closing Date. MAS XIX is a "reporting company" in accordance with
     Section 12(g) of the Securities Act of 1934, as amended (the "Exchange Act"), and has filed all required and/or appropriate annual, periodic and other reports required under the Exchange Act with the Securities and Exchange Commission. The Form 10-SB/A filing of MAS XIX filed on October 28, 1999 has been reviewed the Securities and Exchange Commission ("SEC"), and the SEC has advised MAS XIX that they have no further comments on that filing.

          (e) Ownership of MAS XIX Shares. The delivery of certificates to the Acquiring Shareholder provided in Section 1 will result in the Acquiring Shareholder's or assigns immediate acquisition of record and beneficial ownership of the MAS XIX Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws. There are no outstanding options, tights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of MAS XIX.

          (f) No Conflict as to MAS XlX and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the MAS XIX Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of MAS XIX or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of MAS XIX or any of its Subsidiaries under, any material agreement or commitment to which MAS XIX or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of MAS XIX or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to MAS XIX or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole.

          (g) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by MAS XIX or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by MAS XIX or the consummation of the sale of the MAS XIX Shares.

          (h) Other Consents. No consent of any Person is required to be obtained by MAS XIX to the execution, delivery and performance of this Agreement or the consummation of the sale of the MAS XIX Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of MAS XIX.

          (i) Financial Statements. MAS XIX has delivered to the Acquiring Shareholders consolidated balance sheets of MAS XIX and its Subsidiaries as at June 30, 1998 and June 30, 1999, and statements of income and changes in financial position for fiscal years then ended as well as for the period from inception on January 6, 1997 to June 30, 1999, together with the report thereon of MAS XIX's Tubbs & Bartnik, P.A., independent accountant, and the interim financial statements of MAS XIX as of December 31, 1999 (the "MAS XIX Financial Statements"). Such MAS XIX Financial Statements and notes fairly present the consolidated financial condition and results of operations of MAS XIX and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be utilizable in any SEC filing in compliance with Rule 310 of Regulation S-B promulgated under the Securities Act. MAS XIX has delivered to the Acquiring Shareholders copies of all annual, quarterly and other periodic reports filed by MAS XIX with the SEC in accordance with the Exchange Act. MAS XIX and the Shareholders will cause an appointee consent from its accountant to be available for any subsequent SEC filing in which the MAS XIX Financial Statements are required. Such filings will be consistent with SEC filing requirements, contain any and all material information required by such forms and will include financial statements accurate and complete in accordance with generally accepted accounting principles.

          (j) Title to Properties. Either MAS XIX or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the MAS XIX Financial Statements and all the material properties and assets purchased or otherwise acquired by MAS XIX or any of its Subsidiaries since the date of the MAS XIX Financial Statements. All properties and assets reflected in the MAS XIX Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the MAS XIX Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the MAS XIX Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the MAS XIX Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of MAS XIX or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of MAS XIX and its Subsidiaries include all tights, properties and other assets necessary to permit MAS XIX and its Subsidiaries to conduct MAS XIX's business in all material respects in the same manner as it is conducted on the date of this Agreement.

          (k) Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by MAS XIX or its Subsidiaries are, in all respects material to the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. MAS XIX has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole or which would require a payment by MAS XIX or any of its subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

          (l) No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by MAS XIX or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole.

          (m) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving MAS XIX or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of MAS XIX and any of its Subsidiaries, taken as whole, or which would require a payment by MAS XIX or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither MAS XIX nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of MAS XIX or any of its Subsidiaries, taken as a whole, or which would require a payment by MAS XIX or its subsidiaries in excess of $2,000 in the aggregate.

          (n) Absence of Certain Changes. Since the date of the MAS XIX Financial Statements, neither MAS XIX nor any of its Subsidiaries has:

          1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          2. made any-change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          3. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

          4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

          5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

          6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          8. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

          9. disposed  of or  permitted  to  lapse any  rights to the use of any
          material  patent  or  registered   trademark  or  copyright  or  other
          intellectual property owned or used by it;

          10. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          11. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or communists for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          12. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in-the aggregate;

          13. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

          14. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

          15. entered into any collective bargaining or union contract or agreement; or

          16. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of MAS XIX and its subsidiaries taken as a whole.

          (o) No Material Adverse Change. Since the date of the MAS XIX Financial Statements, there has not been any material adverse change in the business or financial condition of MAS XIX and its Subsidiaries taken as a whole. The MAS XIX SEC filings contain all material information with respect to the business, financial condition and operations of MAS XIX.

          (p) Contracts and Commitments. Neither MAS XIX nor any of its Subsidiaries is a party to any:

          1. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of MAS XIX or one of its Subsidiaries of more than $2,000 and not cancelable by MAS XIX or the relevant Subsidiary (without liability to MAS XIX or such Subsidiary) within 60 days;

          2. Lease of personal property involving annual rental payments in excess of $2,000 and not cancelable by MAS XIX or the relevant Subsidiary (without liability to MAS XIX or such Subsidiary) within 90 days;

          3. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of MAS XIX or any of its Subsidiaries;

          4. Commitment, contract or agreement that is currently expected by the management of MAS XIX to result in any material loss upon completion or performance thereof

          5. Contract, agreement or commitment that is material to the business of MAS XIX and its Subsidiaries- taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

          6. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither MAS XIX nor any or its Subsidiaries is in breach of, in violation for in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which MAS XIX or any of its Subsidiaries is a party or is or may be bound that relates to the business of MAS XIX or any of its Subsidiaries or to which any of the assets or properties of MAS XIX or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole.

     (q) Labor Relations. Neither MAS XIX nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole, (a) MAS XIX and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against MAS XIX or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against MAS XIX or any of its Subsidiaries, (d) no representation question exists respecting the employees of MAS XIX or any of its Subsidiaries, (e) neither MAS XIX nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (1) no collective bargaining agreement relating to employees of MAS XIX or any of its Subsidiaries is currently being negotiated.

     (r) Employee Benefit Plans. No material employee pension and welfare benefit plans covering employees of MAS XIX and its Subsidiaries is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) ofERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code.

     (s) Compliance with Law. The operations of MAS XIX and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole, or which would not require a payment by MAS XIX or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither MAS XIX nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. MAS XIX and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

          (t) Tax Matters.

          1. MAS XIX and each of its Subsidiaries (1) has filed all Tax Returns and all consolidated or combined Tax Returns that include only MAS XIX and/or its Subsidiaries (for the purposes of this Section, such tax Returns shall be considered Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns;
          (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          2. All consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of MAS XIX or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of MAS XIX and Subsidiaries have been properly included and reflected thereon. MAS XIX shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of MAS XIX or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, MAS XIX's consolidated federal income tax return for such taxable years. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to MAS XIX or any of its Subsidiaries and do not generally relate to matters affecting other members of MAS XIX's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. MAS XIX has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

          3. Neither MAS XIX nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

          4. Neither MAS XIX nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, a consent under Section 341(f)(1) of the Code, or agreed under Section 341(0(3) of the Code, to have the provisions of Section 341(0(2) of the Code apply to any sale of its stock.

          5. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to MAS XIX or its Subsidiaries, or their assets or operations and no power of attorney granted by MAS XIX or any of its Subsidiaries with respect to any Tax matter is currently in force.

          6. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to MAS XIX, its Subsidiaries or their assets or operations.

          7. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          8. No property of MAS XIX is "tax-exempt use property within the meaning of Section 168(h) of the Code nor property that MAS XIX and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(0(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          9. There have been delivered or made available to the Acquiring Shareholders true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by the Acquiring Shareholders as maybe relevant to MAS XIX, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

          10. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of MAS XIX or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

          (t) Environmental Matters.

          1. At all times prior to the date hereof, MAS XIX and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole, or which would require a payment by MAS XIX or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          2. The environmental licenses, permits and authorizations that are material to the operations of MAS XIX and its Subsidiaries, taken as a whole, are in full force and effect.

          3. Neither MAS XIX nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by MAS XIX or any of its Subsidiaries (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediate by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of MAS XIX and its Subsidiaries, taken as a whole.

          (u) Brokers or Finders. Other than MAS Capital, Inc., MAS XIX has not employed any broker, finder or consultant or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the MAS XIX Shares to the Acquiring Shareholders.

          (v) Absence of Certain Commercial Practices. Neither MAS XIX nor any of its Subsidiaries has, directly or-indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of MAS XIX or its Subsidiaries, which MAS XIX or one of its

     Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither MAS XIX nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

          (w) Transactions with Directors and Officers. MAS XIX and its Subsidiaries do not engage in business with any Person in which any of MAS XIX's directors or officers has a material equity interest. No director or officer of MAS XIX owns any property, asset or right which is material to the business of MAS XIX and its Subsidiaries, taken as a whole.

          (x) Borrowing and Guarantees. MAS XIX and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

     5.     Representations  of Acquiring Shareholder.     Acquiring Shareholder
            -----------------------------------------
     represents and warrants  as  follows:

          (a) Acquiring Shareholder has taken all necessary corporate action to authorize the execution of this Agreement and the transactions contemplated hereunder.

          (b) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of Acquiring
     Shareholder; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which Acquiring Shareholder is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of Acquiring Shareholder, or will violate any judgment, order, injunction, decree or award against or binding upon Acquiring Shareholder, or upon its securities, property or business.

          (c) Acquiring Shareholder is an "accredited investor" as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

     6.     Prohibited  Acts.     The Shareholder agrees to cause MAS XIX not to
            ----------------
do any of the following things prior to the Closing Date, and the Shareholder agrees that prior to the Closing Date it will not request or permit MAS XIX to do any of the following things:

          (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or

          (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or other evidences of indebtedness.

     7.     Resignation  of  Officers  and  Directors  of  MAS  XIX. Immediately
            -------------------------------------------------------
subsequent to the Reverse Stock Split, all but one officer and director of MAS XIX will submit their resignations. Such remaining officer and director will appoint new management as directed by Acquiring Shareholder or NIPR so as to effect an orderly change of control. In connection therewith, such remaining director shall appoint other directors to the Board of Directors of MAS XIX. After such directors are appointed, the remaining officer and/or director of MAS XIX will resign and the Shareholders will subsequently effectuate the transfer of the Transferred MAS XIX Shares in accordance with the Closing.

     8.     Conditions  to  the  Obligations  of  Acquiring  Shareholder.
            ------------------------------------------------------------

          (a) The obligations of Acquiring Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following further conditions: (i) each of the representations and warranties of the Shareholder and MAS XIX contained in this Agreement, the Stock Exchange Agreement or in any written statement, exhibit, addendum, financial statement or schedule or other document delivered pursuant hereto or in connection with the transaction contemplated hereby shall be true in all respects as at the Closing Date, as required specifically herein, as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby);
     (ii) the Shareholder and MAS XIX shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to at the Closing Date and Acquiring Shareholder shall have been furnished with a certificate of the President and Treasurer of MAS XIX dated the Closing Date certifying in such details as Acquiring Shareholder may reasonably request to the fulfillment of such conditions; and (iii) all documents and proceedings of the Shareholder, MAS XIX and Acquiring Shareholder in connection with the transactions contemplated hereby shall have been approved as to form and substance by Acquiring Shareholder and its legal counsel

          (b) All of the representations and warranties of the Shareholder contained in this Agreement, or any exhibit thereto shall have been acknowledged by MAS XIX and shall be true in all material respects on the Closing Date as if then made. All such representations and warranties shall survive the Closing Date of this transaction.

          (c) Acquiring Shareholder shall have completed to its reasonable satisfaction a due diligence investigation of the books, records, assets and properties of MAS XIX and shall not have found anything which would-materially impact on the financial condition, operations or status of MAS XIX.

          (d) Acquiring Shareholder shall have entered into a Stock Exchange Agreement and reached a closing with respect to the acquisition of the shares held by the Acquiring Shareholder of MAS XIX by Pinnacle Business Management, Inc. ("PCBM").

     9.     Conditions  to  the  Obligations  of  the  Shareholder  and MAS XIX.
            -------------------------------------------------------------------

          (a) The obligations of the Shareholder and MAS XIX to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following further conditions; (i) each of the representations and warranties of Acquiring Shareholder contained in this Agreement or in any written statement, exhibit, addendum, financial statement or schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true in all respects as at the Closing Date, as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby); and (ii) Acquiring Shareholder shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to the Closing Date (including without limitation the payment set forth herein).

          (b) Acquiring Shareholder shall have entered into a Stock Exchange Agreement and reached a closing with respect to the acquisition of the Corporation by Pinnacle Business Management, Inc. ("PCBM").

     10.     Notices.  Any  notice which any of the parties hereto may desire to
             -------
serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If  to  MAS  XIX  or  the  Shareholders:     MAS  Acquisition  XIX  Corp.
                                             1710  E.  Division  St.
                                             Evansville,  IN  47711
                                             Facsimile  No.:  (812)  479-7267
                                             Attn:  Aaron  Tsai

If  to  Acquiring  Shareholder               MRC  Legal  Services  Corporation
                                             610 Newport Center Drive, Suite 800
                                             Newport  Beach,  CA  92660
                                             Facsimile  No.:  (949)  719-1988
                                             Attn:  M.  Richard  Cutler

     11.     Successors.  This  Agreement shall be binding upon and inure to the
             ----------
benefit of the heirs, personal representatives and successors and assigns of the parties.

     12.     Choice  of  Law.  This Agreement shall be construed and enforced in
             ---------------
accordance  with  the  laws  of  the  State  of  California.

     13.     Counterparts.  This  Agreement  may  be  signed  in  one  or  more
             ------------
counterparts,  all of which taken together shall constitute an entire agreement.

     14.     Entire  Agreement.  This  Agreement sets forth the entire agreement
             -----------------
and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     15.     Dispute  Resolution  In  the  event of any dispute, controversy, or
             -------------------
claim related to or arising from the terms of this Agreement, the parties hereto hereby agree that any such dispute, controversy or claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) maybe entered in any court having jurisdiction thereof Said arbitration shall be conducted in Orange County, California. Such dispute resolution shall be in accordance with the applicable substantive laws of the state of California. The prevailing party shall be entitled to all fees and costs arising therefrom, including, but not limited to, attorney's fees and costs.



[Continued  on  next  page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAS  ACQUISITION  XIX  CORP.                   MRC  LEGAL  SERVICES  CORPORATION
an  Indiana  corporation                  a  California  corporation




By: /s/ Aaron Tsai                              By: /s/ M. Richard Cutler
   ----------------------------------               ---------------------------
     Aaron Tsai, President                          M. Richard Cutler, President



     SHAREHOLDERS (Owning OR REPRESENTING NOT LESS 8,250,000 OF THE SHARES):



MAS  CAPITAL  INC.

By:  /s/ Aaron Tsai
   --------------------------------
     Aaron  Tsai,  President